                   **See Restrictive Legend on Reverse Side**

                       INCORPORATED UNDER THE LAWS OF THE


                                State of Georgia

                           AER Energy Resources, Inc.

               THIS CERTIFIES THAT FWAER II, L.P. is the owner of
      One Hundred Two Thousand Two Hundred Fifty (*102,250*) Shares of the
                    Series C Convertible Preferred Stock of
                           AER Energy Resources, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused the Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.


                     As of this 12th day of June A.D. 2001


By: /s/ J. T. Moore                    By: /s/ Lawrence Tinker
   -----------------------------          -------------------------------------
    J. T. Moore                            Dr. Lawrence Tinker
    Secretary                              Vice President - Advanced Technology

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         THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
(13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," OR OTHER EXEMPTIONS FROM REGISTRATION OR PROVISIONS THEREUNDER, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT. THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO, EFFECTING A DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER STATE SECURITIES LAWS ("STATE ACTS") IN RELIANCE ON ONE OR MORE EXEMPTIONS THEREUNDER AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER, AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO IT (BOTH AS TO THE OPINION AND SUCH COUNSEL) THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE STATE ACTS IS AVAILABLE IN CONNECTION THEREWITH. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT TO WHICH THE CORPORATION IS A PARTY, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

                                 [CERTIFICATE]

         For Value Received, _____ hereby sell, assign and transfer unto _________________________________ _________________________________ Shares of
the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________
Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated ______________________

         In presence of

  _______________________________________ ____________________________________


NOTICE. THE [copy illegible]